[Bausch & Lomb Logo]

Exhibit 24

POWER OF ATTORNEY

     The undersigned directors of Bausch & Lomb Incorporated (the "Company"), each hereby constitutes and appoints Ronald L. Zarrella and Robert B. Stiles, or either of them, his or her respective true and lawful attorneys and agents, each with full power and authority to act as such without the other, to sign for and on behalf of the undersigned the Company's Annual Report on Form 10-K for the year ended December 25, 2004, to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933 and the related rules and regulations thereunder, and any amendment or amendments thereto, the undersigned hereby ratifying and confirming all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this instrument has been executed by the undersigned as of this 22nd day of February 2005.

/s/ Alan M. Bennett Alan M. Bennett	/s/ Linda Johnson Rice Linda Johnson Rice
/s/ Domenico De Sole Domenico De Sole	/s/ William H. Waltrip William H. Waltrip
/s/ Paul A. Friedman Paul A. Friedman	/s/ Barry W. Wilson Barry W. Wilson
/s/ Jonathan S. Linen Jonathan S. Linen	/s/ Kenneth L. Wolfe Kenneth L. Wolfe
/s/ Ruth R. McMullin Ruth R. McMullin	/s/ Ronald L. Zarrella Ronald L. Zarrella
/s/ John R. Purcell John R. Purcell